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                        STRONG COMMON STOCK FUND, INC.
                           -Strong Advisor Focus Fund

                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------

To the Board of Directors of Strong Common Stock Fund, Inc.:

     The undersigned purchaser (the "Purchaser") hereby subscribes to ______shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Strong Common Stock Fund, Inc. - Strong Advisor Focus Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of ______________ Dollars ($_____).

     It is understood that a certificate representing the Shares shall be issued to the undersigned upon request at any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

     The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

      Dated and effective this ___ day of ____________, 2000.

                                    STRONG INVESTMENTS, INC.


                                    By: _________________________
                                            Richard W. Smirl
                                            Vice President and
                                            Chief Compliance Officer

                                    ACCEPTANCE

     The foregoing subscription is hereby accepted. Dated and effective as of this ____ day of ___________, 2000.

                                    STRONG COMMON STOCK FUND, INC.
                                    -Strong Advisor Focus Fund

                                    By: _________________________
                                            Cathleen A. Ebacher
                                            Vice President

                                    Attest: _______________________
                                            Susan A. Hollister
                                            Vice President

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